                             P & F INDUSTRIES, INC.

                                  EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

P & F INDUSTRIES, INC.

                  It is hereby certified that:

                  1. (a) The present name of the corporation (herein- after called the "corporation") is "P & F Industries, Inc."

                     (b) The name under which the corporation was originally incorporated is "Plastics & Fibers, Inc."; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is April 19, 1963.

                  2. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of P & F INDUSTRIES, INC. without any further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

                  3. The restatement of the restated certificate of incorporation herein certified has been duly adopted by the board of directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The capital of the corporation will not be reduced under or by reason of this Restated Certificate of Incorporation.

                  4. The certificate of incorporation of the corporation, as restated herein, shall upon the effective date of this Restated Certificate of Incorporation, read as follows:

                  "Restated Certificate of Incorporation

                                      -of-

                             P & F INDUSTRIES, INC."

                  We, the undersigned, for the purpose of associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the 1953 Delaware Code and the acts amendatory thereof and supplemental thereto, and known as the "General Corporation Law of the State of Delaware"), do make and file this Certificate of Incorporation in writing and do hereby certify as follows, to wit:

                  FIRST: The name of the Corporation (hereinafter called the "Corporation") is P & F INDUSTRIES, INC.

                  SECOND: The respective names of the County and of the City within the County in which the principal office of the corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the resident agent of the corporation is The Prentice- Hall Corporation System, Inc. The street and number of said principal office and the address by street and number of said resident agent is 229 South State Street, Dover, Delaware.

                  THIRD: The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

                           To manufacture, process and distribute at wholesale or retail, or otherwise, products made of metals, plastics and fibers, including, among other things, pipes, fittings, valves, pumps, boilers, gauges, controls and any and all kinds of machinery and equipment used or useful in heating, cooling, treating, processing, conditioning and conveying air, gases, fluids and materials, and building and construction materials and equipment.

                           To design, construct and deal in machinery, tools, dies and equipment as well as mills and plants for the manufacture or processing of any of the foregoing products.

                           To acquire by purchase, subscription, contract or otherwise, and to invest in, hold for investment or otherwise, to pledge and otherwise realize upon and to sell, contract to sell and dispose of all forms of securities, real and personal property, including, but not by way of limitations shares, stocks, bonds, debentures, notes, warrants, rights, options, certificates of deposit, mortgages, evidences of indebtedness, certificates of indebtedness and certificates of interest issued or created, or to be issued or created in any and all parts of the world by corporations, associations, partnerships, trustees, syndicates, individuals, governments, states, municipalities and other political and governmental divisions and subdivisions, or by any combinations, organizations or entities whatsoever, irrespective of their form or the name by which they may be described, and all trust, participation, and other certificates of, and receipts evidencing interest in any such securities; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities, real and personal property, or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of


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         any and all such securities, or evidences of interest therein, and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any bonds or other evidences of indebtedness or stock or certificates of interest therein, or other securities owned or hold by this corporation or by any corporation in which this corporation may have an interest as stockholder or otherwise, or those developing, promoting or otherwise operating on any real estate owned or held by this corporation; to acquire and become interested in any such securities or evidences of interest therein, as aforesaid, by original subscription, participation in syndicates or otherwise and irrespective of whether or not such securities or evidences of interest therein be fully paid or subject to further payments; to make payment thereon as called for in advance of calls or otherwise.

                           To acquire by purchase, exchange, concession, easement, contract, lease or otherwise, to hold, own, use, control, manage, improve, maintain and develop, to mortgage, pledge, grant, sell, convey, exchange, assign, divide, lease, sublease, or otherwise encumber and dispose of, and to deal and trade in, real estate improved or unimproved, lands, leaseholds, options, concessions, easements, tenements, hereditaments and interests in real, mixed, and personal property, of every kind and description wheresoever situated, and any and all rights therein.

                           To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

                           To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                           (a) inventions, devices, formulae, processes and any
                  improvements and modifications thereof;

                           (b) Letters patent, patent rights, patented
                  processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                           (c) Franchises, licenses, grants and concessions.

                  To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof.

                  To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

                  To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

                  To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever.

                  To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the corporation, then owned or thereafter acquired.

                  To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

                  To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

                  To organize or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

                  To conduct its business in any and all of its branches and maintain offices both within and without the State of


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         Delaware, in any and all States of the United States of America, in the
         District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

                  To carry out all or any part of the foregoing objects and purposes in any and all parts of the world and to conduct business in all or any of its branches as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities located in or organized under the laws of any part of the world, and, in carrying out, conducting or performing its business and attaining or furthering any of its objects and purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein specified or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes and which might be engaged in or carried on by a corporation formed under the General Corporation Law and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

                  The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in the State of Delaware or in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

                  FOURTH: The total number of shares that may be issued by the Corporation is 11,020,000, of which 7,000,000 shares of the par value of $1 each shall be Class A Common Stock, 2,000,000 shares of the par value of $1 each shall be Class B Common Stock, 2,000,000 shares of the par value of $10 each shall be Preferred Stock, and 20,000 shares of the par value of $10 each shall be Prior Preferred Stock. Any and all shares issued, for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holders of such shares shall not be liable for any further call or assessment or any payment thereon.

                  The designations, preferences, privileges and voting powers of the shares of the Prior Preferred Stock and the restrictions or qualifications thereof are as follows:

                  The holders of Prior Preferred Stock shall be entitled to receive out of any funds of this Corporation at the time legally available for the declaration of dividends, dividends at the rate of five percent (5%) per annum of the par value thereof, and no more, payable in cash annually or at such intervals as the Board of Directors may from time to time determine, when and as declared by the Board of Directors. Such dividends shall accrue from the date of issuance of the respective Prior Preferred Stock and shall accrued from day to day, whether or not earned or declared. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the Common or Preferred Stock and shall be cumulative, so that if in any year or years dividends upon the outstanding Prior Preferred Stock at the rate of five percent (5%) per annum of the par value thereof shall not have been paid thereon or declared and set apart therefor, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution whether by way of dividend or otherwise, shall be declared or paid upon, or set apart for, the Common or Preferred Stock.

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Prior Preferred Stock shall be entitled to receive out of the assets of this Corporation (whether from capital or surplus or both) $10 per share before any distribution shall be made to the holders of Common or Preferred Stock and thereafter the holders of the share of Prior Preferred Stock shall not be entitled to share in the assets of the Corporation remaining after such payment. If, upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Prior Preferred Stock, then the entire assets of the Corporation shall be distributed ratably among the holders of the shares of Prior Preferred Stock. The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of shares of Prior Preferred Stock in the event of a consolidation, merger, lease or sale which does not in fact result in the liquidation, dissolution or winding up of the enterprise.

                  The Corporation, at the option of the Board of Directors, may redeem the whole or from time to time may redeem any part of the Prior Preferred Stock on any dividend date by paying in cash therefore Eleven Dollars ($11) per share, and, in addition to the aforementioned amount, an amount in cash equal to all dividends on preferred stock unpaid and accumulated as provided in this Article FOURTH, whether earned or declared or not, to and including the date fixed for redemption, such sum being hereinafter sometimes referred to as the redemption price. In case of the redemption of a part only of the outstanding Prior Preferred Stock, this Corporation shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Less than all of the Prior Preferred Stock at any time outstanding may not be redeemed until all dividends accrued and in arrears upon all Prior Preferred Stock outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Prior Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment. At least thirty (30) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Prior Preferred Stock to be redeemed, such noticed to be addressed to each such shareholder at his post-office address as shown by the records of this Corporation. On or after the date fixed for redemption and stated in such notice, each holder of Prior Preferred Stock called for redemption shall surrender his certificate evidencing such shares to this Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any Prior Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the share so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

                  If on or prior to any date fixed for redemption of Prior Preferred Stock, this Corporation deposits with any bank or trust company in the City of New York, State of New York, or in the City of Dover, State of Delaware, as a trust fund a sum sufficient to redeem on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof if such notice shall not previously have been given by this Corporation, or to complete the giving of such notice if theretofore commenced, and to pay on and after the date fixed for redemption or prior thereto the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of redemption price of the shares without interest, upon the surrender of their certificates therefor.

                  Any moneys deposited by the Corporation pursuant to this paragraph and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

                  Except as otherwise provided by law or by this Certificate of Incorporation, the holders of Prior Preferred Stock shall not be entitled to notice of any shareholders meeting, or to vote upon the election of directors or upon any question affecting the management or affairs of this Corporation.

                  If at any time two (2) or more annual dividends (whether consecutive or not) on the Prior Preferred Stock shall be in default, in whole or in part, the holders of Prior Preferred Stock as a class shall be entitled to elect the smallest number of directors which will constitute a majority of the authorized number of directors. At such time as all dividends accrued on the outstanding Prior Preferred Stock have been paid or declared and set apart for payment, the rights of the holders of Prior Preferred Stock to vote as provided in this paragraph shall cease, subject to renewal from time to time upon the same terms and conditions.

                  At any time after the voting power to elect a majority of the Board of Directors shall have become vested in the holders of Prior Preferred Stock as provided in this paragraph, the secretary of this Corporation may, and upon the request of the record holders of at least ten percent (10%) of the Prior Preferred Stock then outstanding addressed to him at the principal office of this Corporation, shall call a special meeting of stockholders for the election of directors, to be held at the place and upon the notice provided in the By-Laws of the Corporation for the holding of annual meetings. If such meeting shall not be so called within ten (10) days after personal service of the request, or within fifteen (15) days after mailing of the same by registered mail within the United States of America then the record holders of at least ten percent (10%) of the Prior Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting at the place and upon the notice above provided, and for that purpose, shall have access to stock books of the Corporation. At any meeting so called or at any annual meeting held while the holders of the Prior Preferred Stock have the voting power to elect a majority of the Board of Directors, the holders of a majority of the then outstanding Prior Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of directors as herein provided. The terms of office of all persons who are directors of the Corporation at the time of such meeting shall terminate upon the election at such meeting by the holders of the Prior Preferred Stock of the number of directors they are entitled to elect, and the persons so elected as directors by the holders of Prior Preferred Stock, together with such persons, if any, as may be elected as directors by the holders of the Common and/or Preferred Stock, shall constitute the duly elected directors of this Corporation. In the event the holders of the Common and/or Preferred Stock fail to elect the number of directors which they are entitled to elect at such meeting, additional directors may be appointed by the directors elected by the holders of the Prior Preferred Stock.

                  Whenever the holders of the Prior Preferred Stock shall be divested of such voting power as hereinabove in this paragraph provided, the term of office of all persons who are at the time directors of the Corporation shall terminate upon the election of their successors.

                  As long as any Prior Preferred Stock is outstanding, the Corporation shall not, without the approval (by vote or written consent, as provided by law) of the holders of two-thirds of the outstanding Prior Preferred
Stock:

                  1. Amend or repeal any provision of, or add any provision to the Corporation's Certificate of Incorporation (which term shall include certificates of determination of preferences, and any future agreements of consolidation or merger) if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of any Prior Preferred Stock so as to affect such Prior Preferred Stock adversely; or

                  2. Authorize or create shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Prior Preferred Stock, or authorize or create shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of stock of the Corporation having any such preference or priority; or

                  3. Reclassify any Common Stock, or any other shares of stock hereafter created junior to the Prior Preferred Stock as to dividends or assets into Prior Preferred Stock or into shares having any preference or priority as to dividends or assets superior to or on a parity with that of the Prior Preferred Stock; or

                  4. Sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the property and assets of the Corporation.

                  The Preferred Stock shall have the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof:

                  1. Except as otherwise provided herein, shares of Common Stock and Preferred Stock shall be equal in all respects.

                  2. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

                  3. Authority is hereby granted to the Board of Directors to create one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series;

                  (a) the number of shares to constitute each such series and the distinctive designation thereof;

                  (b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods"), whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and the medium in which such dividends shall be payable, including whether or not such dividends shall be payable in Common Stock of the Corporation;

                  (c) whether or not the shares of such series shall be redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

                  (d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustment, if any, as shall be stated and expressed or provided in such resolution or resolutions;

                  (f) the preference, if any, and the amounts thereof, which the shares of such series shall be entitled to receive upon the voluntary and involuntary dissolution of the operation;

                  (g) the voting power, if any, of the shares of such series;
and

                  (h) such other terms, conditions, special rights and protective provisions as to the Board of Directors may seem advisable.

                  Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series.

                  4. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which ranks equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

                  5. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are (i) entitled to a preference over the holders of the Common Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

                  Except as otherwise provided by law or by this Certificate of Incorporation or by the resolutions of the Board of Directors providing for the issuance of Preferred Stock, the holders of Class A Common Stock shall have the sole right to notice of and to vote at meetings of stockholders. No holder of Class B Common Stock shall have any right to vote except as otherwise provided by law or by this Certificate of Incorporation.

                  In case there shall be presented to the holders of Class A Common Stock for their approval any proposal to:

                  (a)  effect a merger or consolidation of the Corporation;

                  (b)  dissolve the Corporation;

                  (c) sell, lease or exchange all or substantially all of the property and assets of the Corporation, then the holders of Class B Common Stock shall have the right to vote on such proposal, voting together with the holders of Class A Common Stock as a single class.

                  When and as dividends are declared, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Class B Common Stock and the holders of Class A Common Stock shall be entitled to share equally, share for share, in such dividends, except that if dividends are declared which are payable in shares of Class B Common Stock or Class A Common Stock, dividends shall be declared which are payable at the same rate in both classes of stock and the dividends payable in shares of Class B Common Stock may be payable to holders of that class of stock and the dividends payable in shares of Class A Common Stock may be payable to holders of that class of stock.

                  If the Corporation shall in any manner subdivide or combine the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined.

                  All shares of Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  No holder of any of the shares of the stock of the Corporation of any class shall be entitled as of right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                  FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars.

                  SIXTH: The names and places of residence of each of the incorporators are as follows:

         NAME                                PLACE OF RESIDENCE
         ----                                ------------------
         Grace Rossler                       New York, New York
         Joy L. Dekle                        New York, New York
         Grace X. Bahler                     New York, New York


                  SEVENTH:  The corporation is to have perpetual existence.

                  EIGHTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

                  NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:

                  1. The number of directors of the corporation shall be as specified in the By-Laws of the corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than three. The election of directors need not be by ballot. Directors need not be stockholders.

                  2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                           (a) To make, alter, amend, and repeal By-Laws,
                  subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors

                           (b) Subject to the applicable provisions of the
                  By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

                           (c) Without the assent or vote of the stockholders,
                  to authorize and issue obligations of the corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

                           (d) To establish bonus, profit-sharing or other types
                  of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

                  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the corporation.

                  3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the corporation.

                  4. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

                  5. Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting powers at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

                  TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

                  ELEVENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the General Corporation Law of Delaware, as such section may be amended from time to time, or (iv) for any transaction from which the director derived an improper personal benefit.

Executed at Farmingdale, New York on May 26, 1999.

                                            Joseph A. Molino
                                            Vice President